Exhibit 11

                                        GreenMan Technologies, Inc.

                                  Statement Regarding Net Loss per Share

                                             February 28, 1998




                                                      Three Months Ended               Nine Months Ended
                                                          February 28,                    February 28,
                                                    1997            1998               1997           1998
                                                    -----           ----               ----          -----

Net loss from continuing operations               $(1,257,207)   $(1,126,205)       $(2,975,465)   $(2,764,178)

Net loss from discontinued operations             $   (84,002)   $(1,216,384)       $  (523,085)   $(1,760,954)

Net loss                                          $(1,341,209)   $(2,442,589)       $(3,498,550)   $(4,525,132)
                                                  ===========    ===========        ===========    ===========


Net loss per share - basic:

Continuing operations                             $     (1.12)   $      (.50)       $     (2.76)   $     (1.52)

Discontinued operations                           $      (.07)   $      (.59)       $      (.49)   $      (.97)

Net loss                                          $    ( 1.19)   $     (1.09)       $     (3.25)   $     (2.49)
                                                  ===========    ===========        ===========    ===========



Shares used in calculation of loss per share (1):

Weighted average common shares outstanding          1,124,697      2,236,756          1,077,742      1,814,098
                                                  ===========    ===========        ===========    ===========

(1) All share and per share data have been adjusted to give retroactive effect to a reverse split of the Company's Common Stock pursuant to which each five shares of Common Stock then outstanding were converted into one share. The reverse split became effective on March 23, 1998.

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